UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2023

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 28, 2023, Alkermes, Inc., a subsidiary of Alkermes plc (the “Company”), entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of September 16, 2011 and amended and restated on September 25, 2012, as further amended by Amendment No. 2 on February 14, 2013, Amendment No. 3 and Waiver on May 22, 2013, Amendment No. 4 on October 12, 2016, Amendment No. 5 on March 26, 2018, and Amendment No. 6 on March 12, 2021 (the “Credit Agreement”), by and among Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the financial institutions and entities party thereto as lenders.

The Amendment amends the Credit Agreement to transition the interest rate available for borrowings thereunder from a London Interbank Offered Rate (“LIBOR”)-based interest rate to an interest rate based on the Secured Overnight Financing Rate (“SOFR”) and to make other confirming and mechanical changess.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: July 5, 2023	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary